UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
0-13803
33-0637631
(State or other jurisdiction of incorporation)
(Commission File Number)
(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor
New York, New York
(Address of principal executive offices)


10010
(Zip Code)

(212)  231-0092
(Registrant's Telephone Number, including Area Code)


 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions
 (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


Item 1.01 Entry Into a Material Definitive Agreement.

As reported on a Current Report on Form 8-K filed on November 13, 2017, Robert F.X. Sillerman ("Mr. Sillerman"), the Chairman and Chief Executive Officer of Function(x) Inc. (the "Company") personally guaranteed payment by the Company of (i) $3,179,608 under a settlement and mutual release agreement with the holders (excepting himself and his affiliates and the law firm that served as outside counsel to the Company) of the Company's Series G Preferred Stock, and (ii) no less than $3,000,000 under a note and securities purchase and mutual release agreement with the holders of the Rant note, which amount could increase to $4,000,000 if payment is not made by May 24, 2018.

As reported on a Current Report on Form 8-K filed on July 7, 2017, Mr. Sillerman personally guaranteed payment by the Company of $4,410,000 in connection with a Securities Purchase Agreement (the "Iliad Note") entered into with Iliad Research and Trading, L.P. ("Iliad"). As reported on a Current Report on Form 8-K filed on April 20, 2018, such guarantee was reaffirmed in the Forbearance Agreement signed by Mr. Sillerman and Iliad. Pursuant to the Forbearance Agreement, the current amount due under the Iliad Note is $5,700,000 if paid prior to July 1, 2018. The actual amount due under the Iliad Note as of the date of the Forbearance Agreement is $6,543,166.

The guarantees described above, totaling no less than $12,779,608, shall hereinafter be the "Guarantees".

On April 22, 2018, the Company's Board of Directors (the "Board") reaffirmed its previous decision approval the Company entering into an indemnification agreement with Mr. Sillerman providing that the Company will indemnify him from and against any claims brought against him in connection with any of the Guarantees.

On April 22, 2018, the Board also approved the following compensation for Mr. Sillerman as consideration for entering into the Guarantees: (i) a promissory note from the Company to Mr. Sillerman in the amount of $1,000,000, maturing in three (3) years and bearing interest at the rate of 6% per annum; (ii) in the event that Mr. Sillerman must fund any amounts due under any of the Guarantees, a promissory note from the Company in the amount of $100,000 per $1,000,000 funded, which note will mature in three (3) years and bear interest at the rate of 9% per annum. In the event that Mr. Sillerman's obligations under the Guarantees are extinguished as the result of a change of control of the Company, the compensation will be waived.


SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FUNCTION(X) INC.



Date: April [__], 2018
By:
/s/ Robert F.X. Sillerman

Name:  Robert F.X. Sillerman

Title:    Executive Chairman and Chief Executive Officer